Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces Third Quarter 2009 Operating Results
REDDING, California, October 30, 2009/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $814 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced the Company’s third consecutive quarter of strong earnings.
“Our third consecutive quarter of strong earnings illustrates our Company’s ability to profitably grow, even through the current downward economic cycle and despite elevated provisioning for credit losses,” said Patrick J. Moty, President and CEO. “We have significantly built capital and continue to strengthen our balance sheet. Operationally and financially the company’s performance is exceeding our projections.”
3rd Quarter 2009 Highlights
•	Net Income of $1,713,000 up 139% over third quarter 2008

•	Diluted EPS of $0.17 compared to $0.08 over third quarter 2008 up 113%

•	Average earning assets up $132.2 million or 21.6% over the prior year

•	Average loans up $70.5 million or 13.6% over the prior year

•	Average core deposits up $97.2 million or 20.1% over the prior year

•	Strong provision for loan loss of $1.8 million for the quarter

•	Total risk based capital of 12.83% at September 30, 2009
Nine months 2009 Highlights
•	Net income of $4,599,000 up 61% over prior year

•	Top line revenues up $7.5 million or 24.7%

•	Diluted EPS of $0.45 compared to $0.33 prior year up 36% over the prior year

•	Strong provision for loan losses of $6.3 million

•	Year to date non-performing assets/total assets decreased to 2.04% compared to 2.98% at December 31, 2009.
Balance Sheet
During 2009 and 2008, the focus of the Company has been on strengthening the balance sheet, by providing appropriate reserves, strong capital, and significant liquidity. Our strength and security continue to compare favorably with our industry peers.
Our balance sheet increased by $40.0 million or 5.2% over year end 2008, and $163 million or 25.1% over the same period a year ago. During the second quarter the Company completed a business combination with Simonich Corporation d.b.a. BWC Mortgage services resulting in a 51% controlling interest in the acquired company. Mortgage loans held for sale represent warehouse lines outstanding at our subsidiary Bank of Commerce Mortgage™. Total assets acquired as a result of the business combination were $15.6 million. Additionally, the Company recorded $2.9 million in goodwill.
The loan portfolio, the single largest asset class of the Company grew by $72.0 million over year-end 2008 and $88.0 million over the same period a year ago.
The Company’s primary funding source, deposits, reflected increases of $44.6 million from year-end 2008 and $96.8 million year-over-year.

The deposit growth was centered in time deposits; time deposits increased by $48.7 million or 18% since year-end 2008 and $97.8 million or 46% year-over-year. Management primarily attributes deposit growth to the current economic environment and our customers’ concern with alternative investments such as stocks and bonds. Therefore, it is possible that with an economic recovery, our customers could migrate back into these other asset classes.
Asset Quality
The Commercial and Industrial loan portfolio is performing well given the current market conditions while real estate development properties and construction related lending remains under stress. Our loan portfolio will likely continue to be influenced by weakness in real estate values, the effects of higher energy prices and higher unemployment levels.
Net charge offs were $5.9 million at September 30, 2009 compared to net charge offs of $5.0 million for the same period a year ago.
The charge-offs were centered in commercial and real estate development loans. One development property was taken into other real estate owned (OREO) during 2008 and one commercial lot loan was added in the second quarter 2009. OREO was $2.9 million at September 30, 2009 and $4.9 million for the same period a year ago.
The second OREO property of approximately $300,000 was sold and settled on July 22, 2009 with no loss recorded. We are committed to working with our customers to find potential solutions when our customers experience financial difficulties.
Management has taken aggressive actions in provisioning for loan losses, charging down impairments and keeping an attentive eye on expenses. As long as the U.S. economy remains weak, losses in the loan portfolio may increase. Our Company continues to take actions to enable us to navigate through this current economic and credit cycle.
Capital
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies. Total risk-based capital to risk-weighted assets was 12.83% at September 30, 2009.
Net Interest Margin
Average portfolio loans, the largest component of average earning assets, increased $70.5 million or 13.6% on average compared with same period a year ago. Average securities including federal funds sold increased $61.6 million over the same period a year ago. The yield on earning assets decreased to 5.53% for the nine-month period ended September 30, 2009 compared to 6.17% for the same period in the prior year. The decrease is primarily due to multiple interest rate drops on earning assets during the period.
Average interest-bearing deposits for the nine-months ended September 30, 2009 increased $91.8 million or 21.4% compared with the same period in the prior year. Average non-interest bearing deposits have increased by $2.8 million or 4.1% over the prior year nine-month period. The overall cost of interest-bearing liabilities for the first nine-months of 2009 was 1.94% compared with 3.21% for the first nine-months of 2008. The decreased cost was primarily a result of the drop in interest rates during the period coupled with refinancing of FHLB borrowings at lower interest rates.

The net effect of the changes discussed above resulted in an increase of $5.6 million or 35.6% in net interest income for the nine-month period ended September 30, 2009 from the same period in 2008. The net interest margin increased 39 basis points to 3.81% from 3.42% over the same period a year ago.
Non Performing Assets and ALLL
The Company continues to be aggressive in identifying non-performing assets. Non-performing assets decreased to 2.04% of total assets as of June 30, 2009 compared to 2.98% at December 31, 2008.
Elevated provisions are associated with an aggressive reclassification of loans and management’s aggressive stance in recognizing impaired loans. The Company’s allowance for loan losses was 1.48% of total loans at September 30, 2009 and 1.20% at September 30, 2008. Year to date provisions for loan losses at September 30, 2009 were $6,325,000 compared to $2,900,000 for the same period in 2008.
Liquidity
Our Company continues to maintain a relatively low-risk, liquid and valuable available-for-sale investment portfolio. This resource is utilized as a source of liquidity as opportunities to reposition the balance sheet present themselves. During the nine months ended September 30, 2009, the Company has recorded $2.0 million in gains on sales of securities. Proceeds from the sales were used to fund loan growth.
The Company’s consolidated liquidity position remains ample to meet short-term and long-term future contingencies. At September 30, 2009, the Company had overnight investments of $76.6 million, available lines of credit at the Federal Home Loan bank of approximately $30.3 million, and two federal funds borrowing line with correspondent banks of $25.0 million.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™.
The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc /
R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908
Keefe, Bruyette & Woods, Inc. /
Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063

Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040
This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.
•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.
•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.
•	Credit quality deteriorates which could cause an increase in the provision for loan losses.
•	Losses in the Company’s merchant credit card processing business.
•	Asset/Liability matching risks and liquidity risks.
•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and under the heading:
“Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,	September 30,
Dollars in thousands	2009	2008	2008
ASSETS

Cash and due from banks, non interest bearing	$20,224	$10,216	$12,617
Interest bearing due from banks	56,208	23,500	—
Federal funds sold and securities purchased under agreements to resell	—	51,475	20,135

Cash and cash equivalents	76,432	85,191	32,752

Securities available-for-sale, at fair value (including pledged collateral of $61,345 at September 30, 2009, $68,735 at December 31, 2008 and $58,939 at September 30, 2008)	86,499	131,687	74,863
Portfolio Loans, net of the allowance for loan losses of $8,899 at September 30, 2009, $8,429 at December 31, 2008 and $6,128 at September 30, 2008	590,885	518,946	503,348
Mortgages held for sale, at fair value	16,787	—	—
Bank premises and equipment, net	10,201	10,672	10,893
Goodwill	2,927	—	—
Other real estate owned	2,934	2,934	4,869
Other assets	27,215	24,784	23,819

TOTAL ASSETS	$813,880	$774,214	$650,544

LIABILITIES AND STOCKHOLDERS’ EQUITY

Demand — noninterest bearing	$70,491	$79,988	$80,168
Demand — interest bearing	156,233	143,871	138,319
Savings accounts	59,982	67,136	69,469
Certificates of deposit	312,968	264,287	215,095

Total deposits	599,674	555,282	503,051

Securities sold under agreements to repurchase	10,038	13,853	13,580
Federal Home Loan Bank and Federal Reserve Bank borrowings	100,000	120,000	65,000
Mortgage warehouse lines of credit	12,285	—	—
Other liabilities	8,967	7,036	7,863
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465	15,465	15,465

Total Liabilities	746,429	711,636	604,959
Commitments and contingencies
Stockholders’ Equity:

Preferred stock (liquidation preference of $1,000 per share; issued 2008) 2,000,000 authorized; 17,000 shares issued and outstanding in 2009, and December 31, 2008, none outstanding at September 30, 2008	16,619	16,551	—
Common stock , no par value, 50,000,000 shares authorized; 8,711,495 shares issued and outstanding at September 30, 2009, December 31, 2008 and at September 30, 2008	9,709	9,650	9,619
Common Stock Warrant	449	449	—
Retained earnings	38,355	36,009	37,364
Accumulated other comprehensive income (loss), net of tax	827	(81)	(1,398)

Total Equity — Bank of Commerce Holdings	65,959	62,578	45,585
Non controlling interest in subsidiary	1,492	—	—
Total stockholders’ equity	67,451	62,578	45,585

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$813,880	$774,214	$650,544

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended:		Nine months ended:
	September 30,	September 30,	September 30,	September 30,
Amounts in thousands, except for per share data	2009	2008	2009	2008
Interest income:
Interest and fees on loans	$9,355	$8,252	$26,676	$25,554
Interest on tax-exempt securities	278	308	853	884
Interest on U.S. government securities	628	582	2,774	1,596
Interest on federal funds sold and securities purchased under agreements to resell	1	116	31	264
Interest on other securities	309	13	557	58

Total interest income	10,571	9,271	30,891	28,356

Interest expense:
Interest on demand deposits	240	514	786	1,762
Interest on savings deposits	223	543	742	1,193
Interest on certificates of deposit	1,941	1,963	5,722	6,577
Securities sold under agreements to repurchase	13	32	38	151
Interest on FHLB and other borrowings	514	662	1,634	2,174
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	234	317	665	793

Total interest expense	3,165	4,031	9,587	12,650

Net interest income	7,406	5,240	21,304	15,706
Provision for loan and lease losses	1,844	1,300	6,325	2,900

Net interest income after provision for loan losses	5,562	3,940	14,979	12,806

Noninterest income:
Service charges on deposit accounts	108	91	296	203
Payroll and benefit processing fees	109	107	347	335
Earnings on cash surrender value — Bank owned life insurance	108	86	311	254
Net gain on sale of securities available-for-sale	506	159	1,984	595
Net gain on transfer of financial assets	—	—	340	—
Net loss on sale of derivative swap transaction	—	—	—	(225)
Merchant credit card service income, net	80	99	229	279
Mortgage brokerage fee income	1,913	2	3,215	17
Other income	120	207	282	575

Total noninterest income	2,944	751	7,004	2,033

Noninterest expense:
Salaries and related benefits	2,902	1,909	7,673	5,750
Occupancy and equipment expense	1,124	613	2,426	1,897
FDIC insurance premium	421	113	995	284
Data processing fees	52	81	231	224
Professional service fees	220	146	674	397
Payroll and benefit fees	27	26	88	86
Deferred compensation expense	118	118	360	342
Stationery and supplies	62	50	141	192
Postage	(46)	32	111	104
Directors’ expense	75	81	232	223
Other expenses	699	443	1,576	1,290

Total noninterest expense	5,654	3,612	14,507	10,789

Income before provision for income taxes	2,852	1,079	7,476	4,050
Provision for income taxes	1,010	362	2,647	1,197

Net Income	1,842	717	4,829	2,853
Less: Net income attributable to non-controlling interest	(129)	—	(230)	—
Net Income attributable to Bank of Commerce Holdings	$1,713	$717	$4,599	$2,853

Less: preferred dividend and accretion on preferred stock	235		707	—
Income available to common shareholders	$1,478	$717	$3,892	$2,853
Basic earnings per share	$0.17	$0.08	$0.45	$0.33
Weighted average shares — basic	8,711	8,711	8,711	8,713
Diluted earnings per share	$0.17	$0.08	$.45	$0.33
Weighted average shares — diluted	8,711	8,713	8,712	8,729
Cash Dividends declared	$0.12	$0.08	$0.18	$0.24

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2008
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Portfolio Loans[1]	$589,802	$26,676	6.03%	$519,255	$25,554	6.56%
Tax-exempt Securities[2]	27,859	853	4.08%	29,754	884	3.96%
US Government Securities	7,721	251	4.33%	9,124	395	5.77%
Mortgage backed Securities	59,282	2,522	5.61%	36,266	1,201	4.42%
Federal Funds Sold	41,996	30	0.23%	16,498	264	2.13%
Other Securities	17,499	559	1.77%	1,730	58	4.47%

Average Earning Assets	$744,796	$30,891	5.53%	$612,627	$28,356	6.17%

Cash & Due From Banks	$21,890			$13,287
Bank Premises	10,435			11,191
Allowance for Loan Losses	(8,475)			(6,630)
Other Assets	32,230			11,556

Average Total Assets	$798,876			$642,031

Interest Bearing Liabilities
Demand Interest Bearing	$141,493	$786	0.74%	$138,034	$1,762	1.70%
Savings Deposits	62,554	742	1.58%	53,244	1,193	2.99%
Certificates of Deposit	305,237	5,723	2.50%	223,630	6,577	3.92%
Repurchase Agreements	11,202	38	0.45%	13,814	151	1.46%
FHLB Borrowings	122,601	1,660	1.81%	81,587	2,174	3.55%
Trust Preferred Borrowings	15,000	638	5.67%	15,000	793	7.05%

	658,087	9,587	1.94%	525,309	$12,650	3.21%

Noninterest bearing demand	71,718			68,920
Other Liabilities	3,827			890
Stockholders’ Equity	65,244			46,912

Average Liabilities and Stockholders’ Equity	$798,876			$642,031

Net Interest Income and Net Interest Margin		$21,304	3.81%		$15,706	3.42%

[1]	Average non-performing loans of $14.2 million are included

[2]	The yield on tax-exempt securities has not been adjusted to a tax-equivalent yield basis.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands, except for per share data	2009	2009	2009	2008	2008
Interest income:
Interest and fees on loans	$9,355	$9,272	$8,049	$8,028	$8,252
Interest on tax-exempt securities	278	279	296	313	308
Interest on U.S. government securities	628	954	1,192	873	582
Interest on federal funds sold and securities repurchased under agreements to resell	1	5	25	39	116
Interest on other securities	346	131	117	81	13

Total interest income	10,608	10,641	9,679	9,334	9,271
Interest expense:
Interest on demand deposits	240	239	307	411	514
Interest on savings deposits	223	238	281	383	543
Interest on certificates of deposit	1,978	1,900	1,881	1,975	1,963
Securities sold under repurchase agreements	13	11	14	22	32
Interest on FHLB and other borrowings	514	539	581	638	662
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	234	216	215	263	317

Total interest expense	3,202	3,143	3,279	3,692	4,031
Net interest income	7,406	7,498	6,400	5,642	5,240
Provision for loan and lease losses	1,844	3,056	1,425	3,620	1,300
Net interest income after provision for loan and lease losses	5,562	4,442	4,975	2,022	3,940
Noninterest income:
Service charges on deposit accounts	108	96	92	108	91
Payroll and benefit processing fees	109	104	134	118	107
Earnings on cash surrender value — bank owned life insurance	108	117	86	86	86
Net gain on sale of securities available-for-sale	506	1,074	404	33	159
Transfer of financial assets	—	340	—	—	—
Merchant credit card service income, net	80	75	74	85	99
Mortgage brokerage fee income	1,913	1,302	—	4	2
Other income	120	87	75	156	207

Total noninterest income	2,944	3,195	865	590	751
Noninterest expense:
Salaries and related benefits	2,902	2,644	2,127	2,001	1,909
Occupancy and equipment expense	1,124	730	572	1,339	613
FDIC insurance premium	421	301	273	99	113
Data processing fees	52	68	111	52	81
Professional service fees	220	295	159	270	146
Payroll processing fees	27	27	34	30	26
Deferred compensation expense	118	123	119	120	118
Stationery and supplies	62	26	53	70	50
Postage	(46)	76	81	30	32
Directors’ expense	75	120	37	71	81
Other expenses	699	483	394	425	443

Total noninterest expense	5,654	4,893	3,960	4,507	3,612
Income (loss) before provision for income taxes	2,852	2,744	1,882	(1,895)	1,079
Provision (benefit) for income taxes	1,010	1,027	610	(1,237)	362
Less: Income non-controlling interest	(129)	101	—	—	—

Net income (loss)	$1,713	$1,616	$1,270	$(658)	$717

Less preferred dividend and accretion on preferred stock	(235)	($235)	($237)	($0)	($0)
Income available to common shareholders	$1,478	$1,381	$1,033	$(658)	$717
Basic earnings (loss) per share	$0.17	$0.16	$0.12	($0.07)	$0.08
Weighted average shares — basic	8,711	8,711	8,711	8,755	8,711
Diluted earnings (loss) per share	$0.17	$0.16	$0.12	($0.07)	$0.08
Weighted average shares — diluted	8,711	8,712	8,711	8,802	8,713
Cash dividends per share	$0.12	$0.00	$0.06	$0.08	$0.08